                                                  Exhibit 99.1

MCKESSON TO PRESENT AT THE 42ND ANNUAL J.P. MORGAN HEALTHCARE CONFERENCE

McKesson Adds New Director; Announces Acquisition of Compile

IRVING, Texas, January 9, 2024 – McKesson Corporation (NYSE: MCK) will present at the 42nd Annual J.P. Morgan Healthcare Conference at the Westin St. Francis Hotel in San Francisco today at 9:45 AM PT (12:45 PM ET). Executive leadership will provide a company overview followed by a fireside chat.
The audio webcast will be available live at McKesson’s Investor Relations website at investor.mckesson.com, along with the company’s slide presentation.
McKesson’s Board of Directors Elects Kevin Ozan as New Director
The McKesson board of directors has elected Kevin Ozan as director and member of the Audit Committee and Finance Committee, effective January 8, 2024. With the election of Ozan, McKesson’s board of directors increases from 11 to 12 members, 11 of whom are independent.
“We’re pleased to welcome Kevin to the McKesson Board,” said Donald Knauss, McKesson’s independent board chair. “His extensive executive leadership background in strategy and finance will be instrumental as the company continues to deliver on its growth initiatives, advancing health outcomes for all.”
Ozan recently retired from his role as senior executive vice president of strategic initiatives at McDonald’s Corporation. During his 25-year tenure with the global food service retailer, Ozan also served as executive vice president and chief financial officer and held multiple leadership roles overseeing financial and investor relations teams. Prior to McDonald’s, he worked for over a decade in Ernst & Young’s audit and mergers and acquisitions practices.
In addition to McKesson, Ozan currently serves on the board of Cineworld, a private company with one of the largest global cinema businesses. Ozan holds a bachelor’s degree in accounting from the University of Michigan and a master’s degree in business from the Kellogg School of Management at Northwestern University.
McKesson Acquires Compile
On January 4, 2024, McKesson acquired Compile, a healthcare data platform that aggregates and integrates data from across the US healthcare system to characterize providers and their patient panels. The acquisition is anticipated to provide a centralized commercial data platform for McKesson and accelerate its capabilities in commercializing data and providing insights to biopharma customers.

                                                  Exhibit 99.1
About McKesson Corporation
McKesson Corporation is a diversified healthcare services leader dedicated to advancing health outcomes for patients everywhere. Our teams partner with biopharma companies, care providers, pharmacies, manufacturers, governments, and others to deliver insights, products and services to help make quality care more accessible and affordable. Learn more about how McKesson is impacting virtually every aspect of healthcare at McKesson.com and read Our Stories.

Cautionary Statements
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements may be identified by their use of terminology such as “believes,” “expects,” “anticipates,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “projects,” “plans,” “estimates,” “targets,” or the negative of these words or other comparable terminology. The discussion of expectations and integration of Compile may also include forward-looking statements. Readers should not place undue reliance on forward-looking statements, such as financial performance forecasts, which speak only as of the date they are first made. Except to the extent required by law, we undertake no obligation to update or revise our forward-looking statements. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected, anticipated, or implied. Although it is not possible to predict or identify all such risks and uncertainties, we encourage investors to read the risk factors described in our publicly available filings with the Securities and Exchange Commission and news releases.

                                                  Exhibit 99.1
These risk factors include, but are not limited to: we experience costly and disruptive legal disputes and settlements, including regarding our role in distributing controlled substances such as opioids; we might experience losses not covered by insurance or indemnification; we are subject to frequently changing, extensive, complex, and challenging healthcare and other laws; we from time to time record significant charges from impairment to goodwill, intangibles, and other long-lived assets; we might not realize expected benefits from business process initiatives; we experience cybersecurity incidents that might significantly compromise our technology systems or might result in material data breaches; we may be unsuccessful in achieving our strategic growth objectives; we might be unable to successfully complete or integrate acquisitions or other business combinations; our technology products or services might not conform to specifications or perform as we intend; our contracts with government entities involve future funding and compliance risks; we might be harmed by changes in our relationships or contracts with suppliers; our use of third-party data is subject to limitations that could impede the growth of our data services business; we might be adversely impacted by healthcare reform such as changes in pricing and reimbursement models; we might be adversely impacted by competition and industry consolidation; we might be adversely impacted by changes or disruptions in product supply and have difficulties in sourcing or selling products due to a variety of causes; we might be adversely impacted as a result of our distribution of generic pharmaceuticals; we might be adversely impacted by changes in the economic environments in which we operate; changes affecting capital and credit markets might impede access to credit, increase borrowing costs, and disrupt banking services for us and our customers and suppliers and might impair the financial soundness of our customers and suppliers; we might be adversely impacted by changes in tax legislation or challenges to our tax positions; we might be adversely impacted by fluctuations in foreign currency exchange rates; we might be adversely impacted by events outside of our control, such as widespread public health issues, natural disasters, political events and other catastrophic events; and we may be adversely affected by global climate change or by legal, regulatory, or market responses to such change.
CONTACTS:
Rachel Rodriguez, 469-260-0556 (Investors)
Rachel.Rodriguez@McKesson.com
Media Relations
MediaRelations@McKesson.com